WILLSCOT REPORTS SECOND QUARTER 2024 RESULTS

Delivered 44% Adjusted EBITDA Margin and 20% Free Cash Flow Margin and On Track for Record Financial Year

PHOENIX, August 1, 2024 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary flexible space solutions, today announced second quarter 2024 results and provided an update on operations and the current market environment, including the following highlights:

•Generated revenue of $605 million, up 4%. Loss from continuing operations was $47 million, including a one-time non-cash impairment of $133 million associated with brand consolidation, and diluted loss per share was $0.25.
◦Adjusted income from continuing operations excluding the impairment, restructuring, and transaction-related charges was $75 million and Adjusted Diluted Earnings Per Share was $0.39.
•Adjusted EBITDA was $264 million, up 1%, with Adjusted EBITDA Margin expanding sequentially to 44%.
•Generated Net cash provided by operating activities of $176 million and Free Cash Flow of $121 million, with Free Cash Flow Margin of 20%.
•Maintained leverage sequentially at 3.3x Net Debt to Adjusted EBITDA as of June 30, 2024.
•Generated 17% Return on Invested Capital2 ("ROIC") over the last 12 months.
•Returned $435 million to shareholders by repurchasing 10.6 million shares of Common Stock, reducing our share count by 4.9% over the twelve months ended June 30, 20241.
•Updated FY 2024 Adjusted EBITDA outlook range to $1,085 million to $1,125 million, representing 2% to 6% growth in our continuing operations versus 2023.
•On January 29, 2024, WSC announced a definitive agreement to acquire McGrath RentCorp ("McGrath") (Nasdaq: MGRC). On July 11th, McGrath's shareholders voted in favor of the transaction. The Company expects the transaction to close in Q4 2024 after the receipt of remaining regulatory approvals.

Brad Soultz, Chief Executive Officer of WillScot, commented, "The operating environment was mixed during Q2 2024. We saw continued demand from larger-scale projects related to industrial, manufacturing, energy, onshoring, and infrastructure, offset by less demand from smaller, more transactional commercial construction and interest rate sensitive sectors. Despite this backdrop, modular activations were up year-over-year, so we continue to be pleased with the resilience of our modular portfolio and our differentiated value proposition. Storage orders and activations also improved throughout the second quarter, with units on rent stabilizing sequentially heading into July. While we continued to see strong momentum across our pricing and Value-Added Products KPIs, sequential unit on rent growth was slower than we expected."

Soultz continued, "We continue to pursue other initiatives that are within our control to drive efficiencies and capture demand. The final systems and field harmonization, which we completed earlier this year, allowed us to achieve cost savings across our portfolio that will continue to build into the second half of 2024. These savings support our continued expectation for strong margin expansion in the second half of the year. Commercially, we announced earlier this week that we consolidated our space solutions offerings under the WillScot brand. This is an important step to ensure that our customers have a singular, streamlined, and best-in-class experience, and is the logical culmination of our efforts to harmonize our legacy modular and storage organizations. This experience will include contemporary digital capabilities, such as the new www.WillScot.com website and an enhanced customer portal. The branding reflects the commitment by our team to deliver space solutions that are right for the project, right for the timeline, and Right From The Start."

Soultz concluded, "Regarding the McGrath transaction, we were pleased with the resounding approval that McGrath's shareholders expressed for our pending acquisition during McGrath's shareholder meeting on July 11, 2024. We continue to work collaboratively with the Federal Trade Commission, and as such, extended the review window to September 27, 2024. We expect to close the transaction in Q4 2024. WillScot has a strong track record of leadership, growth, and innovation in our industry, and we look forward to creating significant benefits for the communities in which we operate and our customers, employees, and shareholders after the transaction closes."

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2024	2023	2024	2023
Revenue	$604,590	$582,089	$1,191,771	$1,147,557
(Loss) income from continuing operations	$(46,851)	$87,729	$9,389	$164,000
Adjusted income from continuing operations[2]	$75,043	$90,231	$143,057	$168,889
Adjusted EBITDA from continuing operations[2]	$263,576	$261,341	$511,585	$508,183
Gross profit margin from continuing operations	54.1%	56.3%	54.0%	56.7%
Adjusted EBITDA Margin from continuing operations (%)[2]	43.6%	44.9%	42.9%	44.3%
Net cash provided by operating activities	$175,611	$202,155	$384,287	$350,920
Free Cash Flow[2,5]	$120,878	$159,601	$264,778	$262,541
Diluted (loss) earnings per share from continuing operations	$(0.25)	$0.43	$0.05	$0.78
Adjusted diluted earnings per share from continuing operations[2]	$0.39	$0.44	$0.74	$0.81
Weighted average diluted shares outstanding	189,680,091	204,326,162	192,409,616	208,233,141
Adjusted weighted average diluted shares outstanding[2]	191,753,841	204,326,162	192,409,616	208,233,141
Net cash provided by operating activities margin	29.0%	34.7%	32.2%	30.3%
Free Cash Flow Margin (%)[2,5]	20.0%	27.4%	22.2%	22.7%
Return on Invested Capital[2]	16.4%	18.1%	15.7%	17.5%

Second Quarter 2024 Results2

Tim Boswell, President and Chief Financial Officer, commented, "Revenue of $605 million increased 4% and Adjusted EBITDA of $264 million increased 1% year-over year. Pricing and Value-Added Products penetration increased across our portfolio and continued to offset volume, where sequential growth from Q1 has been slower than we expected. During the quarter, we reallocated resources and began realizing internal efficiencies following the completion of our latest system implementation. Adjusted EBITDA margin of 43.6% increased 136 basis points sequentially from the first quarter in part due to these changes, and was better than we expected. We expect that these efficiencies are durable and that other cost savings from some meaningful headcount net reductions made at the end of the second quarter will continue to support margin expansion in the second half of 2024 and beyond."

Boswell continued, "Net cash provided by operating activities was $176 million, offset by $55 million of Net Capex, which resulted in Free Cash Flow of $121 million and Free Cash Flow Margin of 20%. Adjusted Diluted Earnings Per Share was $0.39, which excluded nearly $30 million of expenses related to the ongoing regulatory review and restructuring, as well as a $133 million non-cash impairment of the Mobile Mini tradename from consolidating our portfolio under the WillScot brand."

Boswell concluded, "Overall, our financial results in the second quarter were in line with our expectations, with stronger margins offsetting slower sequential revenue growth. Free Cash Flow remained robust despite transaction costs, and we have significant balance sheet and capital allocation flexibility. At the midpoints of our revised guidance, we expect revenue of $2.45 billion and Adjusted EBITDA of $1.11 billion, which will each be up approximately 4% versus full year 2023, with approximately 20 basis points of margin expansion for the year. The combination of continued top-line growth, coupled with structural improvements to profitability, demonstrates our model's resilience in a challenging demand environment. And WillScot continues to be on track to achieve its best financial performance in company history in 2024, with a strong trajectory heading into 2025."

Capitalization and Liquidity Update2
As of and for the three months ended June 30, 2024, except where noted:
•Generated Net cash provided by operating activities of $176 million and $121 million of Free Cash Flow.
•Invested $30 million of capital in two acquisitions during the quarter, with $483 million invested in the last 12 months.
•Completed private offering of $500 million of senior secured notes at 6.625% due 2029. Proceeds were used to repay approximately $495 million of outstanding indebtedness under the ABL Facility and certain fees and expenses.
•Increased availability under our asset backed revolving credit facility to approximately $1.8 billion.
•Weighted average pre-tax interest rate, inclusive of our recent debt issuance and $1.25 billion of fixed-to-floating swaps at 3.55%, was approximately 5.8%. Annual cash interest expense based on the current debt structure and benchmark rates is approximately $205 million, or approximately $220 million inclusive of non-cash deferred financing fees. Our debt structure is approximately 93% / 7% fixed-to-floating after giving effect to all interest rate swaps.
•No debt maturities prior to June 15, 2025. We have ample liquidity available to redeem or refinance our $527 million 2025 notes, using either our asset backed revolver or other sources of capital, and intend to do so opportunistically prior to maturity in a manner that optimizes our interest costs.
•Leverage is at 3.3x based on our last 12 months Adjusted EBITDA from continuing operations of $1,065 million, which is inside our target range of 3.0x to 3.5x.
•Repurchased 2.0 million shares of Common Stock for $79 million in the second quarter 2024, contributing to a 4.9% reduction in our share count over the 12 months ending June 30, 2024.

2024 Outlook 2, 3, 4
This guidance is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2023 Results	2024 Outlook (excludes McGrath)
Revenue	$2,365	$2,400 - $2,500
Adjusted EBITDA[2,3]	$1,061	$1,085 - $1,125
Net CAPEX[3,4]	$185	$260 - $290

1 - Assumes common shares outstanding as of June 30, 2024 versus common shares outstanding as of June 30, 2023.
2 - Adjusted EBITDA from continuing operations, Adjusted EBITDA Margin from continuing operations, Adjusted income from continuing operations, Adjusted Diluted Earnings Per Share, Free Cash Flow, Free Cash Flow Margin, Net Debt to Adjusted EBITDA, and Return on Invested Capital are non-GAAP financial measures. Further information and reconciliations for these non-GAAP measures to the most directly comparable financial measure under generally accepted accounting principles in the US ("GAAP") are included at the end of this press release.
3 - Information reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to GAAP financial measures is unavailable to the Company without unreasonable effort and therefore neither the most comparable GAAP measures nor reconciliations to the most comparable GAAP measures are provided.
4 - Net CAPEX is a non-GAAP financial measure. Please see the non-GAAP reconciliation tables included at the end of this press release.
5 - Free Cash Flow incorporates results from discontinued operations. For comparability, we add back discontinued operations to reported revenue to calculate Free Cash Flow Margin.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin from continuing operations, Adjusted income from continuing operations, Adjusted diluted earnings per share, Free Cash Flow, Free Cash Flow Margin, Return on Invested Capital, Net CAPEX and Net Debt to Adjusted EBITDA ratio. Adjusted EBITDA is defined as net income (loss) plus net interest (income) expense, income tax expense (benefit), depreciation and amortization adjusted to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including net currency gains and losses, goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted EBITDA Margin from continuing operations is defined as Adjusted EBITDA divided by revenue. Adjusted income from continuing operations is defined as income (loss) from continuing operations plus certain non-cash items and the effect of what we consider transactions or events not related to our core business operations, including goodwill and other impairment charges, restructuring costs, costs to integrate acquired companies, costs incurred related to transactions, and other discrete expenses. Adjusted diluted earnings per share is defined as adjusted income from continuing operations divided by adjusted diluted weighted average common shares outstanding. Free Cash Flow is defined as net cash provided by operating activities, less purchases of, and proceeds from the sale of, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by revenue. Return on Invested Capital is defined as adjusted earnings before interest and amortization divided by average invested capital. Adjusted earnings before interest and amortization is defined as Adjusted EBITDA (see definition above) reduced by depreciation and estimated statutory taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 26%. Average invested capital is calculated as an average of net assets. Net assets is defined as total assets less goodwill, intangible assets, net and all non-interest bearing liabilities. Net CAPEX is defined as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA. The Company believes that Adjusted EBITDA and Adjusted EBITDA margin are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to the limitations described below, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our credit agreement. The Company believes that Free Cash Flow and Free Cash Flow Margin are useful to investors because they allow investors to compare cash generation performance over various reporting periods and against peers. The Company believes that Return on Invested Capital provides information about the long-term health and profitability of the business relative to the Company's cost of capital. The Company believes that the presentation of Net CAPEX provides useful information to investors regarding the net capital invested into our rental fleet and plant, property and equipment each year to assist in analyzing the performance of our business. The Company believes that the presentation of Net Debt to Adjusted EBITDA, Adjusted income from continuing operations and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business. Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as an indicator of operating performance or liquidity. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Other companies may calculate Adjusted EBITDA and other non-GAAP financial measures differently, and therefore the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.

Information regarding the most comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA, Net CAPEX, and Free Cash Flow to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide ranges of Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted above.

Conference Call Information
WillScot will host a conference call and webcast to discuss its second quarter 2024 results and 2024 outlook at 5:30 p.m. Eastern Time on Thursday, August 1, 2024. To access the live call by phone, use the following link:
https://register.vevent.com/register/BI50723f93b9934af398eee697e542a655

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot Second Quarter 2024 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
Listed on the Nasdaq stock exchange under the ticker symbol “WSC,” WillScot is the premier provider of highly innovative and turnkey space solutions in North America. The Company’s comprehensive range of products includes modular office complexes, mobile offices, classrooms, temporary restrooms, portable storage containers, protective buildings and climate-controlled units, and clearspan structures, as well as a curated selection of furnishings, appliances, and other supplementary services, ensuring turnkey solutions for its customers. Headquartered in Phoenix, Arizona, and operating from a network of approximately 260 branch locations and additional drop lots across the United States, Canada, and Mexico, WillScot’s business services are essential for diverse customer segments spanning all sectors of the economy.

Forward-Looking Statements
This news release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to: our mergers and acquisitions pipeline, acceleration of our run rate, acceleration toward and the timing of our achievement of our three to five year milestones, growth and acceleration of cash flow, driving higher returns on invested capital, and Adjusted EBITDA margin expansion, as well as statements involving the proposed acquisition of McGrath (the “Proposed Transaction”), including anticipated time of closing, the expected scale, operating efficiency and synergies, stockholder, employee and customer benefits, the amount and timing of revenue and expense synergies, future financial benefits and operating results, expectations relating to the combined customer base and rental fleet, and tax treatment for the acquisition. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, our ability to acquire and integrate new assets and operations; our ability to judge the demand outlook; our ability to achieve planned synergies related to acquisitions; regulatory approvals; our ability to successfully execute our growth strategy, manage growth and execute our business plan; our estimates of the size of the markets for our products; the rate and degree of market acceptance of our products; the success of other competing modular space and portable storage solutions that exist or may become available; rising costs and inflationary pressures adversely affecting our profitability; potential litigation involving our Company; general economic and market conditions impacting demand for our products and services and our ability to benefit from an inflationary environment; our ability to maintain an effective system of internal controls; and such other risks and uncertainties described in the periodic reports we file with the SEC from time to time (including our Form 10-K for the year ended December 31, 2023), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Recent Developments
Entry into an Agreement to Acquire McGrath RentCorp
On January 28, 2024, the Company, along with its newly formed subsidiaries, Brunello Merger Sub I, Inc. (“Merger Sub I”) and Brunello Merger Sub II, LLC (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with McGrath RentCorp ("McGrath"). Merger Sub I will merge with and into McGrath (the “First-Step Merger”), with McGrath surviving the First-Step Merger and, immediately thereafter, McGrath will merge with and into Merger Sub II (the “Second-Step Merger” and together with the First-Step Merger, the “McGrath Acquisition”), with Merger Sub II surviving the Second-Step Merger as a wholly owned subsidiary of the Company. At the effective time of the First-Step Merger, and subject to the terms and subject to the conditions set forth in the Merger Agreement, each outstanding share of the common stock of McGrath shall be converted into the right to receive either (i) $123.00 in cash or (ii) 2.8211 shares of validly issued, fully paid and nonassessable shares of the Company’s common stock. McGrath shareholders will receive for each of their shares either $123.00 in cash or 2.8211 shares of WillScot common stock, as determined pursuant to the election and allocation procedures in the merger agreement under which 60% of McGrath’s outstanding shares will be converted into the cash consideration and 40% of McGrath’s outstanding shares will be converted into the stock consideration. Under the terms of the Merger Agreement, we expect McGrath’s shareholders would own approximately 12.6% of the Company following the McGrath Acquisition.

The McGrath Acquisition has been approved by the respective boards of directors of the Company and McGrath and McGrath's shareholders. In July 2024, both WillScot and McGrath agreed to extend the Federal Trade Commission's review period through September 27, 2024. The McGrath Acquisition is subject to customary closing conditions, including receipt of regulatory approval, and is expected to close in 2024.

In connection with the Merger Agreement, the Company entered into a commitment letter dated January 28, 2024, which was amended and restated on June 13, 2024 and modified by a Notice of Reduction of Bridge Commitments on June 28, 2024 (the "Commitment Letter"), pursuant to which certain financial institutions have committed to make available, in accordance with the terms of the Commitment Letter, (i) a $500 million eight-year senior secured bridge credit facility and (ii) an upsize to the existing $3.7 billion ABL Facility of Williams Scotsman, Inc., a subsidiary of the Company ("WSI"), by $750 million to $4.5 billion to repay McGrath's existing unsecured revolving lines of credit and notes, fund the cash portion of the consideration, and pay the fees, costs and expenses incurred in connection with the McGrath acquisition and the related transactions.

Important Information About the Proposed Transaction
In connection with the Proposed Transaction, the Company filed a registration statement on Form S-4 (No. 333- 278544), which includes a preliminary prospectus of the Company and a preliminary proxy statement of McGrath (the “proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to McGrath’s stockholders. Investors and security holders will be able to obtain these documents (if and when available) free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge from the Company by requesting them by mail at WillScot Holdings Corporation, 4646 E. Van Buren Street, Suite 400, Phoenix, Arizona 85008. The documents filed by McGrath may also be obtained free of charge from McGrath by requesting them by mail at McGrath RentCorp, 5700 Las Positas Road, Livermore, California 94551 Attn: Investor Relations.

Participants in the Solicitation
The Company, McGrath, their respective directors and executive officers and other members of management and employees and certain of their respective significant stockholders may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transaction. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024. Information about McGrath’s directors and executive officers is available in McGrath’s Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, which was filed with the SEC on April 16, 2024. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holding or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the SEC, the Company or McGrath as indicated above.

No Offer or Solicitation
This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
Additional information can be found on the company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Jake Saylor
investors@willscot.com	jake.saylor@willscot.com

WillScot Holdings Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Leasing and services revenue:
Leasing	$458,592	$449,320	$919,193	$889,271
Delivery and installation	108,147	112,754	208,509	219,384
Sales revenue:
New units	21,378	9,004	34,877	19,661
Rental units	16,473	11,011	29,192	19,241
Total revenues	604,590	582,089	1,191,771	1,147,557
Costs:
Costs of leasing and services:
Leasing	98,248	98,556	200,642	196,071
Delivery and installation	81,170	81,349	159,012	156,356
Costs of sales:
New units	13,358	4,795	21,631	11,003
Rental units	9,085	5,067	15,961	9,521
Depreciation of rental equipment	75,611	64,450	150,519	123,606
Gross profit	327,118	327,872	644,006	651,000
Other operating expenses:
Selling, general and administrative	174,610	146,810	342,178	297,680
Other depreciation and amortization	18,135	17,346	36,055	34,519
Impairment loss on intangible asset	132,540	—	132,540	—
Lease impairment expense and other related charges, net	(23)	—	723	22
Restructuring costs	6,206	—	6,206	—
Currency (gains) losses, net	(42)	14	35	6,789
Other expense (income), net	924	(2,838)	1,555	(6,197)
Operating (loss) income	(5,232)	166,540	124,714	318,187
Interest expense, net	55,548	47,246	112,136	92,112
(Loss) income from continuing operations before income tax	(60,780)	119,294	12,578	226,075
Income tax (benefit) expense from continuing operations	(13,929)	31,565	3,189	62,075
(Loss) income from continuing operations	(46,851)	87,729	9,389	164,000

Discontinued operations:
Income from discontinued operations before income tax	—	—	—	4,003
Gain on sale of discontinued operations	—	—	—	176,078
Income tax expense from discontinued operations	—	—	—	45,468
Income from discontinued operations	—	—	—	134,613

Net (loss) income	$(46,851)	$87,729	$9,389	$298,613

(Loss) earnings per share from continuing operations:
Basic	$(0.25)	$0.44	$0.05	$0.80
Diluted	$(0.25)	$0.43	$0.05	$0.78
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.66
Diluted	$—	$—	$—	$0.65
(Loss) earnings per share:
Basic	$(0.25)	$0.44	$0.05	$1.46
Diluted	$(0.25)	$0.43	$0.05	$1.43
Weighted average shares:
Basic	189,680,091	200,946,619	189,908,812	204,635,764
Diluted	189,680,091	204,326,162	192,409,616	208,233,141

WillScot Holdings Corporation
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2024 (unaudited)	December 31, 2023
Assets
Cash and cash equivalents	$5,924	$10,958
Trade receivables, net of allowances for credit losses at June 30, 2024 and December 31, 2023 of $89,070 and $81,656, respectively	442,205	451,130
Inventories	49,727	47,406
Prepaid expenses and other current assets	74,134	57,492
Assets held for sale – current	4,387	2,110
Total current assets	576,377	569,096
Rental equipment, net	3,402,707	3,381,315
Property, plant and equipment, net	351,513	340,887
Operating lease assets	253,913	245,647
Goodwill	1,175,701	1,176,635
Intangible assets, net	272,444	419,709
Other non-current assets	16,113	4,626
Total long-term assets	5,472,391	5,568,819
Total assets	$6,048,768	$6,137,915
Liabilities and equity
Accounts payable	$118,890	$86,123
Accrued expenses	150,203	129,621
Accrued employee benefits	44,122	45,564
Deferred revenue and customer deposits	233,555	224,518
Operating lease liabilities – current	63,884	57,408
Current portion of long-term debt	21,140	18,786
Total current liabilities	631,794	562,020
Long-term debt	3,459,255	3,538,516
Deferred tax liabilities	524,941	554,268
Operating lease liabilities – non-current	190,746	187,837
Other non-current liabilities	40,696	34,024
Long-term liabilities	4,215,638	4,314,645
Total liabilities	4,847,432	4,876,665
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 188,591,960 and 189,967,135 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	19	20
Additional paid-in-capital	2,014,327	2,089,091
Accumulated other comprehensive loss	(47,306)	(52,768)
Accumulated deficit	(765,704)	(775,093)
Total shareholders' equity	1,201,336	1,261,250
Total liabilities and shareholders' equity	$6,048,768	$6,137,915

Reconciliation of Non-GAAP Financial Measures

In addition to using GAAP financial measurements, we use certain non-GAAP financial information that we believe is important for purposes of comparison to prior periods and development of future projections and earnings growth prospects. This information is also used by management to measure the profitability of our ongoing operations and analyze our business performance and trends.
We evaluate business performance on Adjusted EBITDA, a non-GAAP measure that excludes certain items as described below. We believe that evaluating performance excluding such items is meaningful because it provides insight with respect to intrinsic and ongoing operating results of the Company.
We also regularly evaluate gross profit to assist in the assessment of the operational performance. We consider Adjusted EBITDA to be the more important metric because it more fully captures the business performance, inclusive of indirect costs.
We also evaluate Free Cash Flow, a non-GAAP measure that provides useful information concerning cash flow available to fund our capital allocation alternatives.
Adjusted EBITDA From Continuing Operations
We define EBITDA as net income (loss) plus interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, and gains and losses on disposals of property, plant, and equipment.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider the measure in isolation or as a substitute for net income (loss), cash flow from operations or other methods of analyzing the Company’s results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for our working capital needs;
•Adjusted EBITDA does not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•Adjusted EBITDA does not reflect our tax expense or the cash requirements to pay our taxes;
•Adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in our industry may calculate Adjusted EBITDA differently, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered as discretionary cash available to reinvest in the growth of our business or as measures of cash that will be available to meet our obligations.

The following table provides unaudited reconciliations of Income (loss) from continuing operations to Adjusted EBITDA from continuing operations:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
(Loss) income from continuing operations	$(46,851)	$87,729	$9,389	$164,000
Income tax (benefit) expense from continuing operations	(13,929)	31,565	3,189	62,075
Interest expense	55,548	47,246	112,136	92,112
Depreciation and amortization	93,746	81,796	186,574	158,125
Currency (gains) losses, net	(42)	14	35	6,789
Restructuring costs, lease impairment expense and other related charges, net	6,183	—	6,929	22
Impairment loss on intangible asset	132,540	—	132,540	—
Transaction costs	40	—	40	—
Integration costs	3,066	2,247	5,943	6,120
Stock compensation expense	9,614	9,348	18,713	17,498
Other	23,661	1,396	36,097	1,442
Adjusted EBITDA from continuing operations	$263,576	$261,341	$511,585	$508,183

Adjusted EBITDA Margin From Continuing Operations
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Management believes that the presentation of Adjusted EBITDA Margin provides useful information to investors regarding the performance of our business. The following table provides unaudited comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Adjusted EBITDA from continuing operations	$263,576	$261,341	$511,585	$508,183
Revenue (B)	$604,590	$582,089	$1,191,771	$1,147,557
Adjusted EBITDA Margin from Continuing Operations (A/B)	43.6%	44.9%	42.9%	44.3%
Gross profit (C)	$327,118	$327,872	$644,006	$651,000
Gross Profit Margin (C/B)	54.1%	56.3%	54.0%	56.7%

Net Debt to Adjusted EBITDA From Continuing Operations Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from continuing operations from the last twelve months. We define Net Debt as total debt from continuing operations net of total cash and cash equivalents from continuing operations. Management believes that the presentation of Net Debt to Adjusted EBITDA ratio provides useful information to investors regarding the performance of our business. The following table provides an unaudited reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	June 30, 2024
Long-term debt	$3,459,255
Current portion of long-term debt	21,140
Total debt	3,480,395
Cash and cash equivalents	5,924
Net debt (A)	$3,474,471

Adjusted EBITDA from continuing operations from the three months ended September 30, 2023	$265,480
Adjusted EBITDA from continuing operations from the three months ended December 31, 2023	287,802
Adjusted EBITDA from continuing operations from the three months ended March 31, 2024	248,009
Adjusted EBITDA from continuing operations from the three months ended June 30, 2024	263,576
Adjusted EBITDA from continuing operations from the last twelve months (B)	$1,064,867
Net Debt to Adjusted EBITDA ratio (A/B)	3.3

Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
We define adjusted income from continuing operations as income (loss) from continuing operations, plus certain non-cash items and the effect of what we consider transactions not related to our core business operations including:
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee training costs, and other costs required to realize cost or revenue synergies.
•Pre-closing transaction costs including legal and professional fees and other transaction-specific costs for pending acquisitions.
We define adjusted diluted earnings per share from continuing operations as adjusted income from continuing operations divided by adjusted diluted weighted average common shares outstanding. Management believes that the presentation of Adjusted Income and Adjusted Diluted Earnings Per Share provide useful information to investors regarding the performance of our business.
The following table provides unaudited reconciliations of income (loss) from continuing operations to adjusted income from continuing operations and unaudited comparisons of diluted earnings (loss) per share to adjusted diluted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
(Loss) income from continuing operations	$(46,851)	$87,729	$9,389	$164,000
Restructuring costs, lease impairment expense and other related charges, net	6,183	—	6,929	22
Impairment loss on intangible asset	132,540	—	132,540	—
Transaction costs	40	—	40	—
Integration costs	3,066	2,247	5,943	6,120
Pre-closing transaction costs	22,893	1,134	35,180	465
Estimated tax impact[1]	(42,828)	(879)	(46,964)	(1,718)
Adjusted income from continuing operations	$75,043	$90,231	$143,057	$168,889

(Loss) income from continuing operations per adjusted diluted share[2]	$(0.24)	$0.43	$0.05	$0.78
Restructuring costs, lease impairment expense and other related charges, net	0.03	—	0.04	—
Impairment loss on intangible asset	0.69	—	0.69	—
Transaction costs	—	—	—	—
Integration costs	0.02	0.01	0.03	0.03
Pre-closing transaction costs	0.12	—	0.18	—
Estimated tax impact[1]	(0.23)	—	(0.25)	—
Adjusted Diluted Earnings Per Share	$0.39	$0.44	$0.74	$0.81

Weighted average diluted shares outstanding	189,680,091	204,326,162	192,409,616	208,233,141
Adjusted weighted average dilutive shares outstanding[2]	191,753,841	204,326,162	192,409,616	208,233,141
1 We include estimated taxes at our current statutory tax rate of approximately 26%.
2 For the three months ended June 30, 2024, diluted loss per share is based on weighted average diluted shares outstanding of 189,680,091, which excluded shares related to stock awards, as the effect would be anti-dilutive. The calculation of adjusted diluted earnings per share is based on weighted average diluted shares outstanding of 191,753,841 as the shares related to stock awards are dilutive for adjusted diluted earnings per share.

Free Cash Flow and Free Cash Flow Margin
Free Cash Flow is a non-GAAP measure. We define Free Cash Flow as net cash provided by operating activities, less purchases of, and proceeds from, rental equipment and property, plant and equipment, which are all included in cash flows from investing activities. Free Cash Flow Margin is defined as Free Cash Flow divided by Total Revenue including discontinued operations. Management believes that the presentation of Free Cash Flow and Free Cash Flow Margin provides useful additional information concerning cash flow available to fund our capital allocation alternatives. Free Cash Flow as presented includes amounts for the former UK Storage Solutions segment through January 31, 2023. The following table provides unaudited reconciliations of Free Cash Flow and Free Cash Flow Margin:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$175,611	$202,155	$384,287	$350,920
Purchase of rental equipment and refurbishments	(65,174)	(55,581)	(137,591)	(102,709)
Proceeds from sale of rental equipment	16,473	17,473	30,668	25,254
Purchase of property, plant and equipment	(6,247)	(4,453)	(12,801)	(11,189)
Proceeds from the sale of property, plant and equipment	215	7	215	265
Free Cash Flow (A)	$120,878	$159,601	$264,778	$262,541

Revenue from continuing operations (B)	$604,590	$582,089	$1,191,771	$1,147,557
Revenue from discontinued operations	—	—	—	8,694
Total Revenue including discontinued operations (C)	$604,590	$582,089	$1,191,771	$1,156,251
Free Cash Flow Margin (A/C)	20.0%	27.4%	22.2%	22.7%

Net cash provided by operating activities (D)	$175,611	$202,155	$384,287	$350,920
Net cash provided by operating activities margin (D/C)	29.0%	34.7%	32.2%	30.3%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment (collectively, "Total Capital Expenditures"), less proceeds from the sale of rental equipment and proceeds from the sale of property, plant and equipment (collectively, "Total Proceeds"), which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. As presented below, Net CAPEX includes amounts for the former UK Storage Solutions segment through January 31, 2023.
The following table provides unaudited reconciliations of Net CAPEX, which is calculated using metrics from our Statements of Cash Flows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Purchases of rental equipment and refurbishments	$(65,174)	$(55,581)	$(137,591)	$(102,709)
Proceeds from sale of rental equipment	16,473	17,473	30,668	25,254
Net CAPEX for Rental Equipment	(48,701)	(38,108)	(106,923)	(77,455)
Purchases of property, plant and equipment	(6,247)	(4,453)	(12,801)	(11,189)
Proceeds from sale of property, plant and equipment	215	7	215	265
Net CAPEX	$(54,733)	$(42,554)	$(119,509)	$(88,379)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. Given we are not a significant US taxpayer due to our current tax attributes, we include estimated taxes at our current statutory tax rate of approximately 26%.
The Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides unaudited reconciliations of Return on Invested Capital and includes amounts for the former UK Storage Solutions segment through January 31, 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Total Assets	$6,048,768	$5,718,500	$6,048,768	$5,718,500
Goodwill	(1,175,701)	(1,012,135)	(1,175,701)	(1,012,135)
Intangible assets, net	(272,444)	(407,250)	(272,444)	(407,250)
Total Liabilities	(4,847,432)	(4,279,955)	(4,847,432)	(4,279,955)
Long Term Debt	3,459,255	3,035,521	3,459,255	3,035,521
Net Assets, as defined above	$3,212,446	$3,054,681	$3,212,446	$3,054,681
Average Invested Capital (A)	$3,204,978	$3,035,179	$3,204,604	$3,067,862

Adjusted EBITDA	$263,576	$261,341	$511,585	$508,183
Depreciation	(86,466)	(75,858)	(171,849)	(146,250)
Adjusted EBITA (B)	$177,110	$185,483	$339,736	$361,933

Statutory Tax Rate (C)	26%	26%	26%	26%
Estimated Tax (B*C)	$46,049	$48,226	$88,331	$94,103
Adjusted earnings before interest and amortization (D)	$131,061	$137,257	$251,405	$267,830
ROIC (D/A), annualized	16.4%	18.1%	15.7%	17.5%